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                                                              EXHIBIT 10.28
STATE OF GEORGIA

COUNTY OF DEKALB


                            EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT, ("Agreement"), is made and entered into this the 20th day of December, 1995 by and between OGLETHORPE POWER CORPORATION (an Electric Membership Generation and Transmission Corporation), organized and existing under Title 46 of the Official Code of Georgia Annotated ("Employer") and T.D. KILGORE, ("Employee");

                                WITNESSETH:

      WHEREAS, Employer is engaged in the business of providing electric energy and services to its Member Systems;

     WHEREAS, the Board of Directors of Employer recognizes that the electric utility industry is undergoing rapid and unpredictable change;

     WHEREAS, Employer believes that the continued availability of Employee's service is vitally important to Employer's continued corporate growth and success; and

     WHEREAS, Employee desires to formalize his employment with Employer and to ensure the security of his position.

     NOW THEREFORE, in consideration of the promises and other good and valuable consideration, the parties agree as follows:
the parties agree as follows:

                          SECTION 1 - EMPLOYMENT

     Employer employs Employee and Employee accepts employment upon the terms and conditions set forth herein.

                              SECTION 2 - TERM

     (a) Subject to the provisions for termination and extension as provided herein below, the initial term of this Agreement shall begin on January 1, 1996 and shall terminate on December 31, 1998.

     (b) Unless earlier terminated by a voluntary resignation by Employee, termination of Employee by Employer, or action by either the Employee or Employer pursuant to Section 2(c), the initial three-year term of this Agreement shall be automatically extended for an additional year on each anniversary date of the Agreement, beginning with the January 1, 1997 anniversary.


By:  JCE         TDK
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   Employer    Employee     Page 1 of 8

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     (c)  Unless earlier terminated by a voluntary resignation by Employee, or termination of Employee by Employer, sixty days prior to each anniversary date either the Employee or Employer by written notice to the other may elect not to allow an automatic extension under Section 2(b). Such notice shall be effective on the date it is either hand-delivered or sent by certified or registered mail.

     (d) In the event the Employee or Employer makes election under Section 2(c) the remaining term of the contract shall remain in full force or effect.

     (e) Notwithstanding the language of this Section 2, no extension of this Agreement shall operate to extend the term of the Agreement past Employee's 65th birthday on March 11, 2013.

     (f) Subject to Section 11, Employee agrees that during the initial twelve (12) months of this Agreement, and during the first ten (10) months following an anniversary date at which a one-year extension of the term of this Agreement has occurred, he will not accept employment from any other employer.

                          SECTION 3 - COMPENSATION

     For all services rendered by Employee under this Agreement, Employer shall pay Employee an annual base salary to be determined by its Board of Directors, but in no event shall the annual base salary be less than Two Hundred Forty Thousand dollars ($240,000) per year payable in equal installments on the 15th and last business day of each month. The Board of Directors of Employer shall meet at least annually for the purpose of determining Employee's next year's annual base salary based upon the value of his services as determined by the Board of Directors. At this same meeting, the Board of Directors shall also consider what, if any, bonus should be paid to Mr. Kilgore. This paragraph shall not be interpreted to create any obligation on the part of the Board of Directors of Employer to increase Employee's base salary or to pay any bonus whatsoever. Both parties to this Agreement recognize these determinations to be totally within the discretion of the Board of Directors.

                             SECTION 4 - DUTIES

     Employee shall serve as the President and Chief Executive Officer of Employer. In this role he shall manage the day-to-day affairs of Employer as Employer's Chief Executive. Employee shall have such other duties and responsibilities as from time-to-time may be reasonably assigned to him by Employer's Board of Directors and are consistent with Employee's role as Chief Executive Officer.

                            SECTION 5 - BENEFITS

     Employer currently provides to all employees a comprehensive benefits package including, but not limited to, paid vacation, health and disability insurance, life insurance and Employer funded pension plan, a 401K plan and for key employees, a deferred compensation plan. During the term of his employment, Employee shall be entitled to receive and shall be allowed to participate in these benefits on the terms and conditions as provided in the human resources policies and practices of Employer as the same may be modified from time-to-time by the Board of Directors. Employee


By:  JCE         TDK
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   Employer    Employee     Page 2 of 8

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recognizes that it is within the sole discretion of the Board of Directors to modify the benefits of Employer from time-to-time and agrees that no claim will arise against Employer by virtue of the Board of Directors' exercise of its rights to modify Employer's benefits package for Employee as a member of Employer's Executive group. Employer specifically grants Employee unlimited accrual of vacation time not taken.

                           SECTION 6 - AUTOMOBILE

     In addition to the benefits provided under Section 5 above, Employer shall provide to Employee an automobile for his personal and business use. Title to said automobile will remain with Employer. Employer will pay all ad valorem taxes, maintenance, and gas and will provide appropriate insurance coverage. Employee will bear all cost of personal use consistent with Internal Revenue Guidelines and corporate policies as the same may exist from time-to-time.

                            SECTION 7 - EXPENSES

     Employee is authorized to incur reasonable expenses on behalf of Employer in performing his duties. Such reasonable expenses shall be promptly paid (or reimbursed as applicable) by Employer.


                    SECTION 8 - TERMINATION BY EMPLOYER

     (a) Employee's employment may be terminated by Employer at any time for cause upon written notice to Employee. Cause shall exist if Employee intentionally commits an act or acts of dishonesty which constitute a felony or job-related misdemeanor, or an act or acts which breach Employee's fiduciary duties to Employer, and which either: (1) cause intentional or material harm to Employer; (2) materially and lawfully impair the reputation of Employer; or (3) materially interfere with the operations of Employer. Said written notice shall specify with particularity the actions or inactions constituting cause. Employee shall have the right, but not the obligation, to appear with or without counsel, as he elects, before Employer's Board of Directors to respond to any allegation that serves as the basis for the termination prior to the effective date of termination. The failure of Employee to make such appearance shall in no way affect or prejudice the right of either party to arbitrate any dispute under Section 12, below. Employee shall be given at least ten days actual written notice of the date, terms and place of such hearing.

     (b) In the event of a termination for cause, Employer shall pay Employee all amounts due which are then accrued but unpaid, within thirty
(30) days after the date of notice. Employer shall have no additional or further liability to Employee if cause be sustained.

     (c) In the event Employee is terminated by Employer without cause, he shall be entitled to receive, in addition to accrued salary and benefits, all salary and benefits he would have received between the date of his termination and the ending date of the Agreement. Employee acknowledges that the receipt of such compensation is in lieu of any other amounts that he may be entitled to receive for any reason related to his employment by Employer and in lieu of any monies he would otherwise be entitled to receive under any then applicable corporate policy. If Employer terminates Employee's employment without cause or meaningfully reduces his stated duties or prerogatives within three (3)


By:  JCE         TDK
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   Employer    Employee     Page 3 of 8

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months prior to or twenty-four (24) months subsequent to a Change in Control of Employer, the severance payment shall not be less than the amount equivalent to two times Employee's annual base salary on the date of termination or the date on which Employee's duties or prerogatives are reduced, whichever is applicable. If such reduction in duties occurs, Employee shall be entitled to severance regardless whether he is terminated or resigns. Said payment must be provided within thirty (30) days from Employee's last day of employment. As used herein, a "Change in duties occurs, Employee shall be entitled to severance regardless whether he is terminated or resigns. Said payment must be provided within thirty (30) days from Employee's last day of employment. As used herein, a "Change in Control" occurs if, during any twelve-month period, there is either (1) a change in ownership of Employer such that owners of the Employer prior to the twelve-month period cease to constitute at least seventy percent (70%) of the owners after the twelve-month period; or (2) a change in the Board of Directors such that the Board Members prior to the twelve-month period cease to constitute at least fifty percent (50%) of the Directors at the end of the twelve-month period. However, Employer and Employee agree that a reduction in the size of the Board of Directors as contemplated by Section 11 below shall not constitute a Change in Control.

     (d) Employee agrees that in the event of a termination without cause, as a condition precedent to receipt of the monies described under Section 8(b), he will execute a mutual release of all claims (other than vested benefits) against Employer, its members, affiliates, directors, officers, agents, employees and attorneys, and VICE VERSA. The Employer's failure to execute and provide a fully mutual release shall eliminate Employee's duty to do same, but shall not delay Employer's duty to pay the monies as provided herein.

          SECTION 9 - NOTICE TO EMPLOYER UPON VOLUNTARY RESIGNATION

     Employee agrees that should he choose to voluntarily separate himself from Employer, he will provide Employer with a minimum of sixty (60) days written notice. Said notice to be provided in accordance with the terms of this Agreement.

                    SECTION 10 - COVENANT NOT TO COMPETE

     (a) Employee agrees that in the event he voluntarily separates himself from Employer during the time periods covered by Section 2(f), or after Employee makes the election under Section 2(c), he will not, for a period of one (1) year thereafter, unless he obtains prior written consent of the Chairman of the Board of Employer, which consent shall not be unreasonably withheld, become an officer, director, contractor, consultant or employee or in any way be employed with or for any competitor of Employer or any of its competitor's, affiliates or members. By way of example, and not by way of limitation, this shall include:
include:


          (1)  Georgia Power Company;
          (2)  The Municipal Electric Authority of Georgia;
          (3)  Dalton Utilities;
          (4)  National Power PLC; or
          (5)  Any of the above-named entities' affiliates;

     (b) Employee acknowledges that the provisions specified herein regarding his non-competition are fair and equitable under the circumstances and agrees that the period for such


By:  JCE         TDK
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   Employer    Employee     Page 4 of 8

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undertaking may be tolled or suspended pursuant to a court order for any period of time during which he is found by a court of competent jurisdiction to be in violation of this Section 10. Moreover, Employee acknowledges that should he be in violation of this Section, Employer shall be entitled to seek injunctive or monetary relief in a court of competent jurisdiction.

     (c) In the event that Employee voluntarily separates himself from Employer (unless such separation is in violation of Section 2(f)), and Employer does not provide written consent waiving the provisions of subsection (a) above, Employer shall provide compensation equivalent to Employee's salary, most recent bonus, and benefits on the date of the termination of his employment for the entire period covered by subsection
(a). Such payment shall be made regardless whether Employee obtains employment which does not violate subsection (a).


                      SECTION 11 - BOARD OF DIRECTORS

          Employer will engage in a good faith effort to reduce the size of the Board of Directors to fifteen (15) or less. Failure to engage in such good faith efforts shall permit Employee, at his election by written notice, to void this entire Agreement immediately. Such notice must be sent pursuant to Section 13 on or before December 31, 1997.


                          SECTION 12 - ARBITRATION

          Except as otherwise provided in this Agreement, Employer and Employee hereby consent to the resolution by arbitration of all claims or controversies for which a court otherwise would be authorized by law to grant relief, in any way arising out of, relating to or associated with Employee's employment with Employer or its termination, whether actual, or alleged, that Employer may have against Employee or that Employee may have against Employer or against its members, officers, directors, employees or agents in their capacity as such or otherwise, whether or not such dispute concerns the formation or terms of this Agreement. Any such arbitration shall be in accordance with the then procedures of the American Arbitration Association ("AAA"). The arbitration hearing will be held before an experienced employment arbitrator or panel of such arbitrators licensed to practice law in the State of Georgia and selected by and in accordance with the rules of the AAA, as the exclusive remedy for such claim or dispute. The forum for such arbitration shall be Atlanta, Georgia. The party seeking arbitration of a dispute, claim or controversy as required by this Section must give specific written notice of any claim to the other party within twelve (12) months of the date the party seeking arbitration first has knowledge of the event giving rise to a claim or dispute; otherwise, the claim shall be void and deemed waived, even if there is a federal or state statute of limitations which would have given more time to pursue the claim. Notwithstanding the foregoing, Employer shall have the right to seek temporary and/or preliminary injunctive relief in a court of competent jurisdiction to enforce the terms of Section 10 hereof. The ultimate resolution of the underlying issues in such litigation, shall, however, be subject to this Agreement by the parties to resolve any disputes by arbitration as set forth herein. In the event that Employee prevails in said arbitration or litigation, whether wholly or in part, he shall be entitled to prompt full reimbursement by Employer of his legal costs as incurred.



By:  JCE         TDK
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   Employer    Employee     Page 5 of 8

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                            SECTION 13 - NOTICES

     Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by Certified or Registered Mail to Employee's residence then on file with Employer, in the case of Employee, or its principal office at OGLETHORPE POWER CORPORATION, 2100 East Exchange Place, P.O. Box 1349, Tucker, Georgia 30085-1349, Attention: Chairman of the Board, in the case of Employer.

                       SECTION 14 - WAIVER OF BREACH

     The waiver of Employer or Employee of a breach of any provision of this Agreement by Employee or Employer shall not operate or be construed as a waiver of any subsequent breach by Employee or Employer, respectively.

                          SECTION 15 - ASSIGNMENT

     The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon Employer's successors and assigns.

                         SECTION 16 - GOVERNING LAW

     This Agreement shall be governed by, construed under, performed and enforced in accordance with the laws of the State of Georgia.

                  SECTION 17 - EMPLOYEE'S ATTORNEYS' FEES

     Employer agrees to reimburse Employee for the attorneys' fees incurred in obtaining legal advice regarding this Agreement, up to a maximum of $2,500.00.

                         SECTION 18 - SEVERABILITY

     Should any provision of this Agreement or portion thereof, be ruled void, invalid, unenforceable or contrary to public policy by any court of competent jurisdiction, then any remaining portion of such provision and all other provisions of this Agreement shall survive and be applied and any invalid or unenforceable portion shall be construed or performed to preserve as much of the original words, terms, purpose and intent as shall be permitted by law.

                         SECTION 19 - COUNTERPARTS

     This Agreement shall be executed in duplicate counterparts. Each counterpart is deemed an original of equal dignity with the other. The official executing this Agreement on behalf of Employer represents and warrants that he has full requisite authority to do so.


By:  JCE         TDK
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   Employer    Employee     Page 6 of 8

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                       SECTION 20 - ENTIRE AGREEMENT

     This Agreement sets forth the entire understanding and agreement of Employer and Employee with respect to the subject of this Agreement. All courses of dealing, and prior representations, promises, understandings and agreements, if any, whether oral or written, are suspended by and merged into this Agreement. No modification of or amendment to this Agreement shall be binding upon Employer or Employee unless in writing and signed by both parties hereto. No provision of this Agreement shall be construed against or interpreted to the advantage or disadvantage of either party by any court, judicial or other governmental authority by reason of such party having been deemed to have structured, written, drafted or dictated such provision.

                           SECTION 21 - CAPTIONS

     The brief underlined headings and titles preceding each Section of this Agreement are for the purpose of section identification, convenience and ease of reference, and shall be completely disregarded in the construction of this Agreement.

             SECTION 22 - RURAL UTILITIES SERVICE REQUIREMENTS

     This Agreement shall not become effective until approved by the Rural Utilities Service (the "RUS") in accordance with the consolidated Mortgage and Security Agreement, dated September 1, 1994, by and between OPC, as Mortgagor, and the United States of America, National Bank for Cooperatives, Credit Suisse, acting by and through its New York branch, and Trust Company Bank, as trustee under certain Bond Indentures, all as Mortgagees ("Mortgage").

     In the event that OPC is in default under the Mortgage and if the RUS requires termination of the Employee's employment or of this Agreement notwithstanding any other language in this Agreement, Employer may immediately upon notice to Employee terminate this Agreement and/or the employment of the Employee. Termination under this provision shall be deemed a termination without cause, unless the default is caused by actions of Employee which permit termination with cause under Section 8(a). In either case, Employee's right to compensation will be governed by Section 8.


By:  JCE         TDK
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   Employer    Employee     Page 7 of 8

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     IN WITNESS WHEREOF, Employer and Employee have caused these presents to be executed as of the date first stated above.

     EXECUTED this 20th day of December, 1995.


/s/     T. D. Kilgore                   T.D. KILGORE
- -----------------------------           Social Security Number: ###-##-####

/s/     Lynda Clark
- -----------------------------
Witness:


/s/   J. Calvin Earwood                 OGLETHORPE POWER CORPORATION
- -----------------------------
Title:   Chairman of Board
      -----------------------

/s/      Julie Martin                   Witnessed and approved:
- ------------------------------
Witness:                                /s/   Charles T. Autry
                                        ----------------------------------
                                        General Counsel
                                        Oglethorpe Power Corporation


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